UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 5, 2015

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada	000-13301	88-0168936
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7610 Miramar Road, Bldg. 6000,

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 5, 2015, RF Industries, Ltd., a Nevada corporation (the “Company”), Rel-Tech Electronics, Inc., a Connecticut corporation (“Rel-Tech”), and each of the four shareholders of Rel-Tech (the “Shareholders”), entered into a stock purchase agreement (the “Acquisition Agreement”) under which the Company agreed to purchase 100% of the issued and outstanding shares of Rel-Tech (the “Acquisition”). The Shareholders are listed in “Schedule 1” of the Acquisition Agreement which is attached hereto as Exhibit 10.1.

Rel-Tech is a Milford, Connecticut, based manufacturer of custom cable assemblies and wiring harnesses designed for a wide variety of industrial and high technology markets.

The closing under the Acquisition Agreement occurred on June 5, 2015, concurrently with the execution of the Acquisition Agreement. At the closing, the Company paid the Shareholders $2,100,000 in cash and 50,467 shares of the Company’s unregistered shares common stock, which shares were valued at $200,000 based on a per share price of $3.96 (the volume weighted average price of the Company’s common stock during the five trading days before the closing date). In addition, the Company agreed to pay the Shareholders up to an additional $800,000 in cash as an earn-out over the next three years if Rel-Tech meets certain financial milestones in the next three years. Rel-Tech will be operated as a stand-alone subsidiary for at least the next three years.

In connection with the Acquisition, the Company entered into a three-year employment agreement with Ralph Palumbo pursuant to which Mr. Palumbo will be the President of Rel-Tech. Under the employment agreement, Mr. Palumbo’s base salary will be $150,000 per year. Mr. Palumbo will also be entitled to earn an annual bonus of up to 50% of his base salary.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The closing under the Acquisition Agreement occurred on June 5, 2015. A summary of the terms of the Acquisition are set forth in Item 1.01, above, which information is incorporated herein by reference.

At the time of the Acquisition, and other than with respect to the Acquisition Agreement, neither the Company, nor any of the Company’s officers, directors, or affiliates had any material relationship with Rel-Tech or with the Shareholders.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Report regarding the issuance of 50,467 shares of the Company’s common stock to the Shareholders in connection with the Acquisition is incorporated herein by reference.

The Company issued the foregoing shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities.

Item 8.01	Other Events

On June 5, 2015, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated June 5, 2015, between RF Industries, Ltd., Rel-Tech Electronics, Inc., and the Shareholders.

99.1	Press Release issued by the Company on June 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2015
	By:	/s/ Johnny Walker
Johnny Walker
Chief Executive Officer